EXHIBIT 99.1
Press Release

Clean Harbors Completes Acquisitions of EnviroServe and ES&H

•Transactions Expand Clean Harbors’ Technical Services and Field Services Businesses
•EnviroServe’s Network of Waste Handling Locations Boosts Company’s Collection Capabilities
•ES&H Adds Established Emergency Response Leader in the U.S. Gulf Region
•Total Spend of $775 Million with a Combined Post-Synergy Deal Multiple of 8.9X Adjusted EBITDA

NORWELL, Mass. – October 5, 2026 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), a leading provider of environmental and industrial services throughout North America, today announced the completion of its previously announced acquisitions of EnviroServe, a national provider of environmental and waste management services, and ES&H, a leading regional provider of environmental and emergency response services in the Gulf region. The two transactions were completed for a combined purchase price of $775 million, funded through available cash and a recently completed $600 million senior notes offering.
On a combined basis, EnviroServe and ES&H are expected to generate annual revenues of approximately $340 million with post-synergized annual Adjusted EBITDA of approximately $87 million, which equates to a post-synergy acquisition multiple of 8.9 times Adjusted EBITDA.
“The acquisitions of EnviroServe and ES&H greatly enhance our Technical Services and Field Services businesses,” said Eric Gerstenberg, Co-Chief Executive Officer of Clean Harbors. “EnviroServe’s strategically located, 10-day transfer facilities expand our Technical Services collection capabilities and create additional opportunities to leverage more volume into our disposal and recycling network. Its emergency response assets and rail cleaning facilities amplify our current Field Services offerings. At the same time, ES&H, a recognized leader in the Gulf, deepens our Field Services presence and expands our response capabilities in one of North America’s most important petrochemical and marine corridors. The company is recognized for its on-water emergency response expertise, earning the U.S. Coast Guard’s highest Oil Spill Response Organization (OSRO) classification. Moreover, both companies are strong cultural fits with Clean Harbors sharing our deep commitment to safety, compliance and service excellence.”
Mike Battles, Co-Chief Executive Officer of Clean Harbors, said, “We expect to generate substantial shareholder value from these transactions, particularly given their post-synergy multiples and cross-selling potential. EnviroServe provides an attractive opportunity to drive valuable volumes into our highly leverageable network of disposal and recycling locations. ES&H brings a high-margin response business, including its Forefront emergency readiness and training offering. These acquisitions align well with our capital allocation
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com philosophy of prioritizing profitable growth in our Environmental Services segment. We’re excited about the growth prospects for both of these businesses within the Clean Harbors organization.”
Headquartered in Sandy, Utah, EnviroServe serves nearly 2,500 customers through a network of 40 locations. Its national footprint is supported by permits in 48 states, which include 18 10-day transfer facilities, several solidification facilities and railcar cleaning locations. Offerings include remediation, rail services, industrial cleaning and emergency response, as well as hazardous and non-hazardous waste transportation and processing.
Headquartered in Louisiana, ES&H operates 13 service branches, primarily in coastal markets, providing maritime capabilities that complement and expand Clean Harbors’ existing service offerings. The company’s core services include emergency response, field services and environmental management services for customers across multiple industries.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, strategic initiatives, cost management initiatives, pricing and productivity initiatives, contingent liabilities, interest expense, liquidity, business, economic and market conditions, trends, customer demand, expectations regarding new customer contracts, impacts of tariffs and new legislation, acquisitions, growth opportunities and investments, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; risks associated with the use of artificial intelligence; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic capital expenditures, acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com